INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-93515 of Summit Bancorp. on Form S-4 of our report dated January 21, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of NMBT CORP for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche, LLP
Stamford, Connecticut
January 28, 2000